Exhibit 99.1

Owl Rock Capital Corp. Reports Full Year Results and Fourth Quarter Net Investment Income Per Share of $0.41 and NAV Per Share of $14.99

NEW YORK — February 22, 2023 — Owl Rock Capital Corporation (NYSE: ORCC, or the “Company”) today announced financial results for its full year and fourth quarter ended December 31, 2022.

HIGHLIGHTS FOR FULL YEAR AND QUARTER ENDED DECEMBER 31, 2022

•Fourth quarter NII of $0.41 per share exceeded the fourth quarter dividend of $0.33 per share by approximately 25%
•In addition, the Board declared a fourth quarter supplemental dividend of $0.04 per share
•Total dividends for the fourth quarter were $0.37 per share, which represents an approximately 10% annualized yield based on current NAV per share
•Delivered NII ROE1 of 11.0% in the fourth quarter, up from 9.3% the prior year
•Net asset value per share increased to $14.99 compared to $14.85 as of September 30, 2022

"In 2022 we achieved record net investment income, its highest level since our IPO, to finish an outstanding year characterized by continued earnings momentum from rising interest rates," commented Craig W. Packer, Chief Executive Officer of Owl Rock Capital Corporation. "Credit performance remains strong and the portfolio is well positioned for strong performance, even in a more challenging environment."

Dividend Declarations
The Company’s Board of Directors has declared a first quarter 2023 dividend of $0.33 per share for stockholders of record as of March 31, 2023, payable on or before April 14, 2023 and a fourth quarter 2022 supplemental dividend of $0.04 per share for stockholders of record as of March 3, 2023, payable on or before March 17, 2023.

Stock Repurchases
On November 1, 2022, the Board approved the 2022 Repurchase Program under which the Company may repurchase up to $150 million of the Company's common stock. In addition, last quarter certain affiliates and employees of Blue Owl participated in an investment vehicle to purchase up to $25 million of ORCC common stock. As of February 17, 2023, a total of $52 million of ORCC common stock was purchased, of which $35 million was bought by ORCC, at an average price of $12.05 per share.

PORTFOLIO AND INVESTING ACTIVITY

Full Year

For the full year ended December 31, 2022, new investment commitments totaled $1,772.4 million across 52 new portfolio companies and 23 existing portfolio companies.

This compares to $6,824.8 million for the full year ended December 31, 2021 across 67 new portfolio companies and 34 existing portfolio companies.

For the full year ended December 31, 2022, the principal amount of new investments funded was $1,177.1 million. For this period, the Company had $1,208.0 million aggregate principal amount in sales and repayments.

For the full year ended December 31, 2021, the principal amount of new investments funded was $5,842.4 million. For this period, the Company had $4,258.8 million aggregate principal amount in sales and repayments.

Fourth Quarter

For the three months ended December 31, 2022, new investment commitments totaled $211.2 million across 6 new portfolio companies and 2 existing portfolio companies.

________________
(1)NII ROE is calculated as annualized Q4’22 net investment income divided by Q4’22 net asset value.

This compares to $427.4 million for the three months ended September 30, 2022 across 13 new portfolio companies and 7 existing portfolio companies, and $1,589.2 million for the three months ended December 31, 2021 across 22 new portfolio companies and 9 existing portfolio companies.

For the three months ended December 31, 2022, the principal amount of new investments funded was $184.1 million. For this period, the Company had $115.7 million aggregate principal amount in sales and repayments.

For the three months ended September 30, 2022, the principal amount of new investments funded was $303.8 million. For this period, the Company had $229.3 million aggregate principal amount in sales and repayments.

For the three months ended December 31, 2021, the principal amount of new investments funded was $1,459.8 million. For this period, the Company had $909.6 million aggregate principal amount in sales and repayments.

As of December 31, 2022 and September 30, 2022, the Company had investments in 184 and 180 portfolio companies with an aggregate fair value of $13.0 billion and $12.8 billion, respectively. As of December 31, 2022, the average investment size in each portfolio company was $70.7 million based on fair value.

As of December 31, 2022, based on fair value, our portfolio consisted of 71.4% first lien senior secured debt investments, 14.3% second lien senior secured debt investments, 1.9% unsecured debt investments, 2.2% investment funds and vehicles, 2.7% preferred equity investments, and 7.5% common equity investments.

As of September 30, 2022, based on fair value, our portfolio consisted of 72.2% first lien senior secured debt investments, 14.4% second lien senior secured debt investments, 1.8% unsecured debt investments, 2.4% investment funds and vehicles, 2.6% preferred equity investments, and 6.6% common equity investments.

As of December 31, 2022 and September 30, 2022, approximately 85.7% and 86.6% of the portfolio was invested in secured debt, respectively. As of December 31, 2022, 98.3% of our debt investments based on fair value in our portfolio were at floating rates.

As of December 31, 2022 and September 30, 2022, the weighted average total yield of accruing debt and income-producing securities at fair value (which includes interest income and amortization of fees and discounts) was 11.5% and 10.2%, respectively, and the weighted average total yield of accruing debt and income-producing securities at amortized cost (which includes interest income and amortization of fees and discounts) was 11.5% and 10.2%, respectively.

As of December 31, 2022, 3 portfolio companies with an aggregate fair value of $153.6 million were on non-accrual status, representing 1.3% of the total fair value of the debt portfolio.

RESULTS OF OPERATIONS FOR THE FULL YEAR AND QUARTER ENDED DECEMBER 31, 2022

Investment Income
Investment income increased to $1.2 billion for the full year ended December 31, 2022 from $1.0 billion for the full year ended December 31, 2021, primarily due to an increase in our portfolio's weighted average yield, partially offset by a decrease in our debt portfolio at par. Included in investment income is dividend income which increased from period to period. Also included in investment income are other fees such as prepayment fees and accelerated amortization of upfront fees from unscheduled paydowns. Period over period, income generated from these fees decreased due to a decrease in unscheduled paydown activity year over year. While these fees are non-recurring in nature, we expect repayments to increase when the interest rate environment stabilizes. Other income decreased period over period due to a decrease in incremental fee income, which are fees that are generally available to us as a result of closing investments and normally paid at the time of closing. We expect that investment income will vary based on a variety of factors including the pace of our originations and repayments.

Investment income increased to $350.5 million for the three months ended December 31, 2022 from $281.6 million for the three months ended December 31, 2021.

Expenses
Total expenses increased to $639.5 million for the full year ended December 31, 2022 from $527.3 million for the full year ended December 31, 2021, primarily due to an increase in interest expense, gross management fees and incentive fees. The increase in interest expense was driven by an increase in average daily borrowings coupled with an increase in the average interest rate, including non-recurring interest expenses. As a percentage of total assets, professional fees, directors' fees and other general and administrative expenses remained relatively consistent period over period.

Total expenses increased to $188.0 million for the three months ended December 31, 2022 from $143.8 million for the three months ended December 31, 2021.

Liquidity and Capital Resources
As of December 31, 2022, we had $445.1 million in cash and restricted cash, $7.4 billion in total principal value of debt outstanding, and $1.4 billion of undrawn capacity on our credit facilities. The Company’s weighted average interest rate on debt outstanding was 4.7% and 3.9% for the three months ended December 31, 2022 and September 30, 2022, respectively. Ending net debt to equity was 1.19x and 1.18x as of December 31, 2022 and September 30, 2022, respectively.

CONFERENCE CALL AND WEBCAST INFORMATION

Conference Call Information:
The conference call will be broadcast live on February 23, 2023 at 10:00 a.m. Eastern Time on the Events section of ORCC’s website at www.OwlRockCapitalCorporation.com. Please visit the website to test your connection before the webcast.

Participants are also invited to access the conference call by dialing one of the following numbers:
•Domestic: (877) 737-7048
•International: +1 (201) 689-8523

All callers will need to reference “Owl Rock Capital Corporation” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected.

Replay Information:
An archived replay will be available for 14 days via a webcast link located on the Events section of ORCC’s website, and via the dial-in numbers listed below:
•Domestic: (877) 660-6853
•International: +1 (201) 612-7415
•Conference ID: 13735293

ABOUT OWL ROCK CAPITAL CORPORATION

Owl Rock Capital Corporation (NYSE: ORCC) is a specialty finance company focused on lending to U.S. middle-market companies. As of December 31, 2022, ORCC had investments in 184 portfolio companies with an aggregate fair value of $13.0 billion. ORCC has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. ORCC is externally managed by Owl Rock Capital Advisors LLC, an SEC-registered investment adviser that is an indirect affiliate of Blue Owl Capital Inc. ("Blue Owl") (NYSE: OWL) and part of Owl Rock, a division of Blue Owl. Owl Rock, together with its subsidiaries, is a New York based direct lending platform. Owl Rock, together with its subsidiaries, is a New York based direct lending platform with approximately $68.6 billion of assets under management as of December 31, 2022.

Certain information contained herein may constitute “forward-looking statements” that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about ORCC, its current and prospective portfolio investments, its industry, its beliefs and opinions, and its assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond ORCC’s control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including, without limitation, the risks, uncertainties and other factors identified in ORCC’s filings with the SEC. Investors should not place undue reliance on these forward-looking statements, which apply only as of the date on which ORCC makes them. ORCC does not undertake any obligation to update or revise any forward-looking statements or any other information contained herein, except as required by applicable law.

INVESTOR CONTACTS

Investor Contact:
Dana Sclafani
212-419-3000
owlrockir@blueowl.com

Media Contact:
Prosek Partners
Josh Clarkson
pro-owlrock@prosek.com

FINANCIAL HIGHLIGHTS

	For the three months ended
($ in thousands, except per share amounts)	December 31, 2022	September 30, 2022	December 31, 2021
Investments at Fair Value	$13,010,345	$12,835,918	$12,741,640
Total Assets	$13,584,853	$13,413,191	$13,298,170
Net Asset Value Per Share	$14.99	$14.85	$15.08

Investment Income	$350,506	$314,053	$281,624
Net Investment Income	$162,464	$146,774	$137,854
Net Income	$191,888	$265,427	$174,006

Net Investment Income Per Share	$0.41	$0.37	$0.35
Net Realized and Unrealized Gains (and Losses) Per Share	$0.07	$0.30	$0.09
Net Income Per Share	$0.49	$0.67	$0.44
Distributions Declared from Net Investment Income Per Share	$0.33	$0.31	$0.31
Supplemental Distributions Declared from Net Investment Income Per Share	$0.04	$0.03	$—
Weighted Average Yield of Accruing Debt and Income Producing Securities at Fair Value	11.5%	10.2%	7.9%
Weighted Average Yield of Accruing Debt and Income Producing Securities at Amortized Cost	11.5%	10.2%	7.9%
Percentage of Debt Investment Commitments at Floating Rates	98.3%	98.3%	98.9%

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(Amounts in thousands, except share and per share amounts)

	December 31, 2022	December 31, 2021
Assets
Investments at fair value
Non-controlled, non-affiliated investments (amortized cost of $12,133,062 and $12,073,126, respectively)	$12,010,369	$12,124,860
Non-controlled, affiliated investments (amortized cost of $6,224 and $—, respectively)	6,175	—
Controlled, affiliated investments (amortized cost of $906,846, and $575,427, respectively)	993,801	616,780
Total investments at fair value (amortized cost of $13,046,132 and $12,648,553, respectively)	13,010,345	12,741,640
Cash (restricted cash of $96,420 and $21,481, respectively)	444,278	431,442
Foreign cash (cost of $809 and $16,096, respectively)	809	15,703
Interest receivable	108,085	81,716
Receivable from a controlled affiliate	17,709	3,953
Prepaid expenses and other assets	3,627	23,716
Total Assets	$13,584,853	$13,298,170
Liabilities
Debt (net of unamortized debt issuance costs of $95,647 and $110,239, respectively)	$7,281,744	$7,079,326
Distribution payable	129,517	122,068
Management fee payable	47,583	46,770
Incentive fee payable	34,462	29,242
Payables to affiliates	6,351	5,802
Accrued expenses and other liabilities	202,793	77,085
Total Liabilities	7,702,450	7,360,293
Commitments and contingencies (Note 7)
Net Assets
Common shares $0.01 par value, 500,000,000 shares authorized; 392,476,687 and 393,766,855 shares issued and outstanding, respectively	3,925	3,938
Additional paid-in-capital	5,970,674	5,990,360
Accumulated undistributed (overdistributed) earnings	(92,196)	(56,421)
Total Net Assets	5,882,403	5,937,877
Total Liabilities and Net Assets	$13,584,853	$13,298,170
Net Asset Value Per Share	$14.99	15.08

CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except share amounts)

	For the Years Ended December 31,
	2022	2021	2020
Investment Income
Investment income from non-controlled, non-affiliated investments:
Interest income	$931,870	$887,753	$732,309
Payment-in-kind interest income(1)	113,256	53,185	36,408
Dividend income	52,422	28,052	10,409
Other income	18,514	25,845	14,736
Total investment income from non-controlled, non-affiliated investments	1,116,062	994,835	793,862
Investment income from controlled, affiliated investments:
Interest income	8,206	5,531	327
Dividend income	77,047	20,394	9,063
Other Income	689	643	35
Total investment income from controlled, affiliated investments	85,942	26,568	9,425
Total Investment Income	1,202,004	1,021,403	803,287
Expenses
Interest expense	307,539	219,132	152,939
Management fees	188,755	178,472	144,448
Performance based incentive fees	118,091	103,968	93,892
Professional fees	14,709	15,071	14,654
Directors’ fees	1,092	1,021	849
Other general and administrative	9,290	9,593	7,936
Total Operating Expenses	639,476	527,257	414,718
Management and incentive fees waived	—	—	(130,906)
Total Operating Expenses	639,476	527,257	283,812
Net Investment Income (Loss) Before Taxes	562,528	494,146	519,475
Income tax expense (benefit)	5,810	4,009	2,019
Net Investment Income (Loss) After Taxes	$556,718	$490,137	$517,456
Net Realized and Change in Unrealized Gain (Loss)
Net change in unrealized gain (loss):
Non-controlled, non-affiliated investments	$(133,980)	$148,300	$(75,039)
Non-controlled, affiliated investments	(49)	—	—
Controlled, affiliated investments	45,602	44,081	(1,913)
Translation of assets and liabilities in foreign currencies	(2,118)	(3,953)	4,634
Income tax (provision) benefit	(3,964)	(8,604)	(3,686)
Total Net Change in Unrealized Gain (Loss)	(94,509)	179,824	(76,004)
Net realized gain (loss):
Non-controlled, non-affiliated investments	5,171	(46,332)	(51,376)
Foreign currency transactions	(1,025)	1,253	(2,336)
Total Net Realized Gain (Loss)	4,146	(45,079)	(53,712)
Total Net Realized and Change in Unrealized Gain (Loss)	(90,363)	134,745	(129,716)
Net Increase (Decrease) in Net Assets Resulting from Operations	$466,355	$624,882	$387,740
Earnings Per Share - Basic and Diluted	$1.18	$1.59	$1.00
Weighted Average Shares Outstanding - Basic and Diluted	394,006,852	392,297,907	388,645,561
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(1)For the twelve months ended December 31, 2020, interest income and payment-in-kind interest income were reported in aggregate as interest income.

PORTFOLIO AND INVESTMENT ACTIVITY

	For the Years Ended December 31,
($ in thousands)	2022	2021	2020
New investment commitments
Gross originations	1,997,087	$7,456,901	$3,667,048
Less: Sell downs	(224,665)	(632,072)	(222,276)
Total new investment commitments	$1,772,422	$6,824,829	$3,444,772
Principal amount of investments funded:
First-lien senior secured debt investments	$788,717	$4,369,794	$2,132,417
Second-lien senior secured debt investments	6,883	846,299	518,480
Unsecured debt investments	90,451	132,288	55,873
Preferred equity investments(4)	90,110	238,367	22,163
Common equity investments(4)	131,777	113,780	97,617
Investment funds and vehicles	69,125	141,876	18,950
Total principal amount of investments funded	$1,177,063	$5,842,404	$2,845,500
Principal amount of investments sold or repaid:
First-lien senior secured debt investments	$(1,116,583)	$(3,343,381)	$(1,060,352)
Second-lien senior secured debt investments	(29,800)	(910,582)	(90,686)
Unsecured debt investments	(31,427)	—	—
Preferred equity investments(4)	(22,843)	—	—
Common equity investments(4)	(7,350)	(4,827)	(867)
Investment funds and vehicles	—	—	—
Total principal amount of investments sold or repaid	$(1,208,003)	$(4,258,790)	$(1,151,905)
Number of new investment commitments in new portfolio companies(1)	52	67	30
Average new investment commitment amount	$22,757	$82,831	$84,891
Weighted average term for new debt investment commitments (in years)	5.6	6.3	5.9
Percentage of new debt investment commitments at floating rates	95.1%	98.1%	96.3%
Percentage of new debt investment commitments at fixed rates	4.9%	1.9%	3.7%
Weighted average interest rate of new debt investment commitments(2)(3)	10.4%	7.3%	7.8%
Weighted average spread over applicable base rate of new floating rate debt investment commitments	6.9%	6.4%	6.9%
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(1)Number of new investment commitments represents commitments to a particular portfolio company.
(2)For the year ended December 31, 2021 and 2020 assumes each floating rate commitment is subject to the greater of the interest rate floor (if applicable) or 3-month LIBOR, which was 0.21% and 0.24%, respectively.
(3)For the year ended December 31, 2022, assumes each floating rate commitment is subject to the greater of the interest rate floor (if applicable) or 3-month SOFR, which was 4.59%.
(4)As of December 31, 2020, preferred equity investments and common equity investments were reported in aggregate as equity investments.